EXHIBIT 3.1

EXECUTION VERSION

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is “Franchise Holdings International, Inc.”

Second: Its registered office is the State of Delaware is to be located at Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: SHARES: The total number of shares of all classes which the Corporation is authorized to have issued and outstanding is Three Hundred Million (300,000,000) shares of which 299,000,000 shares are designated as common stock, with a par value of $0.0001 and 1,000,000 shares are designated as Series A Preferred Stock, with a par value of $0.0001 and with 299 votes per share of Preferred.

Fifth: The name and mailing address of the incorporator are as follows Steven Rossi, 14 Penn Plaza, 9th Fl, New York, NY 10122.

Sixth: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as may be amended from time to time the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of the Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation, as may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand on this August 25, 2017.

By:	/s/ Steven Rossi
Steven Rossi, incorporator

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STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is FNHI Services, Inc.

Second: Its registered office is the State of Delaware is to be located at Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: SHARES: The total number of shares of all classes which the Corporation is authorized to have issued and outstanding is Three Hundred Million (300,000,000) shares of which 299,000,000 shares are designated as common stock, with a par value of $0.0001 and 1,000,000 shares are designated as Series A Preferred Stock, with a par value of $0.0001 and with 299 votes per share of Preferred.

Fifth: The name and mailing address of the incorporator are: Steven Rossi, 14 Penn Plaza, 9th Fl, New York, NY 10122.

Sixth: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as may be amended from time to time the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of the Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation, as may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand on this August 25, 2017.

By:	/s/ Steven Rossi
Steven Rossi, incorporator

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